Exhibit 77q(1)


                                    Exhibits

(a)(1) Declaration of Trust for ING Separate Portfolios Trust dated March 2, 2007 - Filed as an exhibit to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-1A filed on May 11, 2007 and incorporated herein by reference

(a)(2) Amendment No. 1 dated March 6, 2007 to the Declaration of Trust for ING Separate Portfolios - Filed herein.

(a)(3) Amendment No. 2 dated May 1, 2007 to the Declaration of Trust for ING Separate Portfolios - Filed herein.

(a)(4) Bylaws dated March 2, 2007 - Filed as an exhibit to the Registrant's Registration Statement on Form N-1A filed on March 7, 2007 and incorporated herein by reference.

(e)(1) Investment Management Agreement dated May 16, 2007 between ING Investments, LLC and ING Separate Portfolios Trust - Filed herein.